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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                              INFOSPACE.COM, INC.
                   ----------------------------------------
            (Exact name of Registrant as specified in its charter)

               Delaware                                 91-1718107
----------------------------------------   ------------------------------------
(State of incorporation or organization)   (I.R.S. Employer Identification No.)


       157375 N.E. 90th Street
         Redmond, Washington                              98052
----------------------------------------   ------------------------------------
(Address of principal executive offices)               (Zip Code)


 If this form relates to the            If this form relates to the
 registration of a class of             registration of a class of securities
 securities pursuant to Section         pursuant to Section 12(g) of the
 12(b) of the Exchange Act and          Exchange Act and is effective pursuant
 is effective pursuant to               to General Instruction A.(d), please
 General Instruction A.(c),             check the following box. [X]
 please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class                    Name of Each Exchange on Which
      to be so Registered                    Each Class is to be Registered
      -------------------                    ------------------------------
             None

Securities to be registered pursuant to Section 12(g) of the Act:

                   Common Stock, $0.0001 par value per share
                   -----------------------------------------
                               (Title of Class)

                                  Page 1 of 4
                            Exhibit Index on Page 4
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The description of the Common Stock being registered set forth under the caption "Description of Capital Stock" in the Prospectus contained in the Registrant's Registration Statement on Form S-1, File No. 333-62323, as originally filed with the Securities and Exchange Commission on August 27, 1998 or as subsequently amended (the "Registration Statement"), is hereby incorporated by reference in response to this item.

ITEM 2.  EXHIBITS

     The following exhibits are filed as a part of this Registration Statement:

Exhibit No.  Description
-----------  ------------------------------------------------------------------

     1 Restated Certificate of Incorporation of the Registrant. (Incorporated by reference to Exhibit 3.1 to the Registration Statement.)

     2 Restated Bylaws of the Registrant. (Incorporated by reference to Exhibit 3.2 to the Registration Statement.)

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     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  INFOSPACE.COM, INC.

                                  /s/ Ellen B. Alben
                                  --------------------------------------------
                                  Vice President - Legal and Business Affairs,
                                  and Secretary

Dated: December 2, 1998

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                                 EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------

     1         Restated Certificate of Incorporation of the Registrant.
               (Incorporated by reference to Exhibit 3.1 to the Registration Statement.)

     2 Restated Bylaws of the Registrant. (Incorporated by reference to Exhibit 3.2 to the Registration Statement.)